090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150433311-63
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/30/2015 10:17 AM
	Entity Number E0049732015-5

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

THE ROYAL COUNTRY CLUB AND RECREATION HOLDINGS, INC.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 01/27/2015

4. Description of the inaccuracy or defect:

Address of Company and Director as 221 East Walnut Street, Suite 122, Pasadena, California 91101

5. Correction of the inaccuracy or defect:

Address of Company and Director as Room E, 4F., No.106, Zhouzi Street, Neihu District, Taipei City 114, Taiwan (Republic of China)

6. Signature:

X [signature]
Authorized Signature

President
Title *

SEP 30, 2015
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.